FIFTH THIRD BANCORP
NEWS RELEASE

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Chris Doll (Investor Relations)
Christopher.Doll@53.com | 513-534-2345
Adam Kiefaber (Communications)
Adam.Kiefaber@53.com | 513-534-NEWS

June 12, 2023

Fifth Third Bancorp Announces Transition of U.S. Dollar LIBOR-Linked Securities to Term SOFR Replacement Rate

CINCINNATI – Fifth Third Bancorp (Nasdaq: FITB) announced today that, after June 30, 2023, 3-month CME Term SOFR, as administered by CME Group Benchmark Administration, Ltd. (or any successor administrator) plus a tenor spread adjustment of 0.26161% ("SOFR Rate"), will be the replacement reference rate for certain outstanding floating rate or fixed-to-floating rate preferred stock represented by depositary shares, capital trust securities, and preferred stock issued by Fifth Third Bancorp, First Charter Capital Trust I and First Charter Capital Trust II that use 3-month U.S. dollar LIBOR ("USD LIBOR") as the reference rate and are governed by U.S. law (the "LIBOR Securities"):

CUSIP	Security	Date SOFR Rate dividends/interest begins to accrue*	First payment date of SOFR Rate dividends/interest
316773CM0	Depositary Shares Representing a 1/25th Ownership Interest in a Share of 5.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H	September 30, 2023	December 31, 2023
316773605	Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	December 31, 2023	March 31, 2024
316773CR9	Depositary Shares Representing a 1/25th Ownership Interest in a Share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J	September 30, 2023	December 31, 2023

319439AA3 Floating Rate Capital Securities of First Charter Capital Trust I September 15, 2023 December 15, 2023 319437AA7 Floating Rate Capital Securities of First Charter Capital Trust II September 15, 2023 December 15, 2023 * Using the SOFR Rate in effect two business days prior On March 5, 2021, the United Kingdom’s Financial Conduct Authority and ICE Benchmark Administration, Limited announced that the publication of the one-week and two-month U.S. Dollar (“USD”) LIBOR settings and non-USD LIBOR settings would cease immediately after December 31, 2021, with the publication of the remaining USD LIBOR settings ceasing immediately after June 30, 2023. In accordance with the Adjustable Interest Rate (LIBOR) Act (the “LIBOR Act”) and the final regulations issued by the Board of Governors of the Federal Reserve System on December 16, 2022 implementing the LIBOR Act (the “LIBOR Rule”), the 3-month Term SOFR Rate, and therefore the calculation of the amount of interest or dividends payable on the LIBOR Securities, also will include the tenor spread adjustment of 0.26161% provided in the LIBOR Act and LIBOR Rule. Each of the LIBOR Securities will transition to a replacement rate when and as prescribed by the terms of such instruments, the LIBOR Act and the LIBOR Rule, and this announcement does not automatically transition such securities and instruments to the replacement rate. This press release applies only to the LIBOR Securities listed above and does not relate to any other securities or other instruments. About Fifth Third Bancorp Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust. Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com. Forward-Looking Statements Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. Forward-looking statements made in this press release include, without limitation, statements concerning the expected transition of LIBOR Securities to

3-month Term SOFR for the applicable tenor, plus the relevant spread adjustment. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict or beyond our control. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.